U.S. Small Business Administration

PAYCHECK PROTECTION PROGRAM LOAN NOTE

SBA Loan#	PLP 7075147705
SBA Loan Name	PeerStream, Inc.
Date	5/3/2020
Loan Amount	$ 506500.0
Interest Rate	1.00%
Borrower	PeerStream, Inc.
Lender	Citibank, N.A.
Maturity Date	05/03/2022

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the Loan Amount specified above, interest on the unpaid principal balance, and all other amounts required by this Note as specified below.

2.	DEFINITIONS:

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to the Loan signed and delivered by Borrower. “SBA” means the Small Business Administration, an Agency of the United States of America.

3.	PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are : The interest rate is fixed as specified above and will not change during the life of the Loan.

No payments are due on the Loan for six (6) months (the “Deferment Period”) from the date of first disbursement of the Loan. Interest will continue to accrue during the Deferment Period. Borrower must make principal and interest payments every month beginning in the month immediately following the end of the Deferment Period (the “Payment Commencement Date”) in an amount calculated at the interest rate specified herein and based on the amount of the unpaid principal balance hereunder as of the Payment Commencement Date and a final payment on the Maturity Date equal to all unpaid interest, principal, and fees. Payments must be made on the first calendar day of each month in the months they are due. Borrower shall also pay on the Payment Commencement Date all accrued interest on the unpaid principal balance of this Note from the date of first disbursement of the Loan through the Payment Commencement Date.

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U.S. Small Business Administration

PAYCHECK PROTECTION PROGRAM LOAN NOTE

Lender will apply each installment payment first to pay interest accrued on the Loan to the day Lender receives the payment, then to bring principal current, then to pay any late fees, and then to any remaining balance to reduce the outstanding principal balance of this Note.

NOTICE - LOAN FORGIVENESS: Borrower may apply through Lender for forgiveness of the amount due on this Loan in an amount equal to the sum of the following costs incurred by Borrower during the 8-week period (or any other period that may hereafter be authorized by SBA) beginning on the date of first disbursement of the Loan:

a.	Payroll costs
b.	Any payment of interest on a covered mortgage obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation)
c.	Any payment on a covered rent obligation
d.	Any covered utility payment

The amount of Loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program, including the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136). Borrower covenants and agrees to use the Loan only for purposes authorized by the CARES Act. Not more than twenty- five (25%) percent of the amount forgiven can be attributable to non-payroll costs. The amount of each monthly Loan payment due hereunder will change to the extent SBA determines that Borrower has met the eligibility requirements under the CARES Act and pays to Lender the amount of the Loan that is entitled to forgiveness. If the entire principal amount of the Loan is forgiven and the Note indebtedness is paid to Lender by the SBA, no further principal payments under this Note shall be payable by Borrower.

4.	LOAN PREPAYMENT/LATE CHARGE:

Notwithstanding any provision of this Note to the contrary, Borrower may prepay all or any part of the unpaid principal balance of this Note without premium or penalty at any time without notice. Borrower may prepay twenty (20%) percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than twenty (20%) percent and the Loan has been sold on the secondary market, Borrower must (a) give Lender written notice; (b) pay all accrued interest; and (c) if the prepayment is received less than twenty-one (21) days from the date Lender received the notice, pay an amount equal to twenty-one (21) days interest from the date Lender received the notice, less any interest accrued during the twenty-one (21) days and paid under (b) of this paragraph. If Borrower does not prepay within thirty (30) days from the date Lender received the notice, Borrower must give Lender a new notice.

All unpaid principal and accrued interest is due and payable two years from the date of this Note.

Late Charge: If a payment on this Note is more than 15 days late, Lender may charge Borrower a late fee of up to

4.00% of the unpaid portion of the regularly scheduled payment.

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U.S. Small Business Administration

PAYCHECK PROTECTION PROGRAM LOAN NOTE

5.	REPRESENTATIONS AND WARRANTIES:

Borrower represents and warrants to Lender as of the date of this Note that:

A.	Borrower is duly organized, validly existing, and in good standing under and by virtue of the laws of the state in which it has been formed.
B.	Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business; Borrower’s execution, delivery, and performance of this Note and any Loan Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower’s articles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding upon Borrower, or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower’s properties.
C.	This Note has been duly executed and delivered by the undersigned as a duly authorized representative of Borrower, and is Borrower’s legal, valid and binding obligation enforceable against Borrower in accordance with its terms.
D.	All financial, tax, payroll costs, and other information submitted to Lender, including in connection with Borrower’s application for the loan evidenced by this Note is true, correct, and complete as of the date of this Note.

6.	DEFAULT:

Borrower will be in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:

A.	Fails to do anything required by this Note or in any document executed or delivered in connection with this Note;
B.	Defaults on any other loan with Lender;
C.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
D.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation , information submission, or certification to Lender or SBA, including in respect of any representation or warranty contained in this Note;
E.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;
F.	Fails to pay any taxes when due;
G.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;
H.	Has a receiver or liquidator appointed for any part of their business or property;
I.	Makes an assignment for the benefit of creditors;
J.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;
K.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or
L.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

7.	LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;
B.	Collect all amounts owing from any Borrower; or
C.	File suit and obtain judgment.

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U.S. Small Business Administration

PAYCHECK PROTECTION PROGRAM LOAN NOTE

8.	LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

A.	Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document. Among other things, the expenses may include payments for prior liens and reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance of this Note;
B.	Release anyone obligated to pay this Note; and
C.	Take any action necessary to collect amounts owing on this Note.

9.	WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

10.	NON-RECOURSE:

Lender and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non- payment of the Loan, except to the extent that such shareholder, member or partner uses the Loan proceeds for an unauthorized purpose.

11.	SUCCESSORS AND ASSIGNS:

Under this Note, Borrower includes any of its successors, and Lender includes its successors and assigns.

12.	GENERAL PROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.
B.	Borrower waives all suretyship defenses.
C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents.
D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F.	If any part of this Note is unenforceable, all other parts remain in effect.
G.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.
H.	Borrower shall use all Loan proceeds solely for Borrower’s business operations and strictly in accordance with the requirements of the CARES Act.
I.	Until such time as all of Borrower’s Loans have been either forgiven or paid in full and this Note has been cancelled, Borrower agrees to maintain its Primary Demand Deposit Account with Lender. “Primary Demand Deposit Account” means the business demand deposit account into which substantially all of Borrower’s receipts from its operations are deposited and from which substantially all of Borrower’s disbursements for its operations are made.
J.	Except as otherwise provided in Section 9 hereof, this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law provisions.

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U.S. Small Business Administration

PAYCHECK PROTECTION PROGRAM LOAN NOTE

K.	If there is a lawsuit, Borrower agrees, upon Lender’s request, to submit to the jurisdiction of the courts of New York County, State of New York. Nothing herein shall affect the right of the Lender to bring any action or proceeding against the Borrower in the courts of any other jurisdiction.
L.	BORROWER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS NOTE OR ANY LOAN DOCUMENT TO THE EXTENT PERMITTED BY APPLICABLE LAW.
M.	Delivery of an executed counterpart of a signature page of this Note by telecopy or other digital or electronic imaging means shall be effective as delivery of a manually executed counterpart of this Note.

13.	BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity as the case may be becomes obligated under this Note as Borrower.

FOR LEGAL ENTITIES:

Name of Borrower:	PeerStream, Inc.

By:	/s/ Jason Katz

Name:	PeerStream, Inc.

Title:	Chief Executive Officer

FOR SOLE PROPRIETORSHIPS:

Name of Borrower:

By:

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